Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-203184, 333-132624, 333-170515, 333-221514, 333-248054, and 333-273888) of our report dated March 24, 2025, except for Note 11, to which the date is March 12, 2026, with respect to the consolidated financial statements of TransAct Technologies Incorporated included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Hartford, CT
March 12, 2026